Exhibit 99.1
For Immediate Release
Aug. 5, 2026

NW Natural Holdings Reports Second Quarter 2026 Results and Expects 2026 EPS in the Upper Half of Guidance Range

PORTLAND, ORE. — Northwest Natural Holding Company (NYSE: NWN) (NW Natural Holdings or the Company) reported financial results and highlights including:

Second Quarter and Year-to-Date 2026 Highlights
•Reported earnings per share (EPS) of $0.01 for the second quarter of 2026, compared to a net loss per share of $0.06 and adjusted EPS1 of $0.01 for the same period in 2025
•Achieved EPS of $2.33 for the first six months of 2026, compared to EPS of $2.11 and adjusted EPS1 of $2.28 for the same period in 2025
•Added nearly 18,000 gas and water utility connections over the 12 months ended June 30, 2026 for a growth rate of 1.9%
•Invested $235 million in the first six months of 2026 in our gas and water systems to support greater reliability and resiliency
•Received order in NW Natural's Washington general rate case providing a revenue requirement increase of $20.1 million over current rates beginning Aug. 1, 2026 with additional increases in the following two years
•Filed a multi-party settlement in the NW Natural Oregon alternative rate mechanism (ARM) docket

Expect Full Year EPS to be in the Upper Half of 2026 Guidance Range with Long-term Growth Targets Reaffirmed
•2026 EPS is expected to be in the upper half of the guidance range of $2.95 – $3.15
•Expect rate base growth of 6% – 8% through 2030 driven by planned capital expenditures of $2.6 – $2.9 billion from 2026 – 2030
•Long-term EPS growth rate target of 4% – 6%2 and potential to increase to 5% – 7%2 with MX3 gas storage project

“Our results exceeded our expectations and reflect strong execution across the business,” said Justin Palfreyman, President and Chief Executive Officer. "Our consistent performance and strong first-half results, combined with increased visibility into the balance of the year, support our expectation that 2026 EPS will be in the upper half of our guidance range. The strength of our strategy positions NW Natural Holdings to continue to deliver safe, reliable, and affordable service while creating long-term value for customers and shareholders.”

SECOND QUARTER AND YEAR-TO-DATE RESULTS
NW Natural Holdings' second quarter and year-to-date results are summarized below:

	Three Months Ended June 30,			Six Months Ended June 30,
In thousands, except per share data	2026	2025	Change	2026	2025	Change
Net income (loss)	$600	($2,500)	$3,100	$98,089	$85,416	$12,673
Earnings (loss) per share	0.01	(0.06)	0.07	2.33	2.11	0.22
Adjusted net income[1]	600	315	285	98,089	92,118	5,971
Adjusted EPS[1]	0.01	0.01	—	2.33	2.28	0.05

1 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for a definition and further information on adjusted net income and adjusted EPS. Adjusted second quarter and first half of 2025 net income and adjusted EPS exclude transaction and business development costs including the effects of the SiEnergy and Pines Gas transactions.
2 EPS growth forecasted for period 2026 – 2030 compounded annually; EPS growth rate uses adjusted 2025 EPS as base year. Long-term growth rate target with MX3 assumes in-service date prior to the end of 2029. NW Natural Holdings does not provide a reconciliation of the adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP-reported results for the relevant period.

KEY EVENTS

Washington Commission Approved New Rates for NW Natural
On July 29, 2026, the Washington Utilities and Transportation Commission (WUTC) issued an order approving the multi-party settlement in Northwest Natural Gas Company's (NW Natural) multi-year general rate case. The order increased the annual revenue requirement over three years, consisting of a $20.1 million revenue increase in the first year beginning Aug. 1, 2026, a $7.5 million revenue increase in the second year, and a $7.4 million revenue increase in the third year. The order included a capital structure of 50% common equity and 50% long-term debt, a return on equity of 9.5%, and an overall cost of capital of 7.15% beginning in the first year and growing to 7.22% in the third year. Rate base is $328.0 million in the first year, or an increase of $80.7 million since the last rate case. New rates were effective Aug. 1, 2026.

Alternative Rate Mechanism Multi-Party Settlement Filed in Oregon
On June 29, 2026, NW Natural filed a multi-party settlement with the Public Utility Commission of Oregon (OPUC) that addresses all aspects of the revenue requirement items in the alternative rate mechanism (ARM). The settlement provides an increase to the annual revenue requirement of $13.0 million, compared to the original request of $15.6 million. A Commission order is expected later this year with new rates expected to be effective on Oct. 31, 2026.

2026 GUIDANCE AND LONG-TERM TARGETS
We now expect 2026 EPS in the upper half of our guidance range and are reaffirming our long-term targets. This guidance assumes continued customer growth, average weather conditions, and no significant changes in prevailing regulatory policies, mechanisms, or assumed outcomes, or significant local, state or federal laws, legislation or regulations. Required funds for the capital expenditures are expected to be internally generated or financed with long-term debt or equity, as appropriate.

Guidance	2026 Guidance	2025 Actual
EPS	$2.95 – $3.15 (Expecting upper half)	$2.93[1]
Capital Expenditures	$500 – $550 million	$467 million

Long-term Targets	2026 – 2030[2] (Unchanged)
EPS Growth	4.0% – 6.0%
EPS Growth including MX3	5.0% – 7.0%
Capital Expenditures	$2.6 – $2.9 billion
Rate Base	6.0% – 8.0%
Customer Growth	2.0% – 3.0%

1 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for a definition and further information on adjusted EPS. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations.
2 EPS growth forecasted for period 2026 – 2030 compounded annually; EPS growth rate uses adjusted 2025 EPS as the base year. Long-term growth rate target with MX3 assumes in-service date prior to the end of 2029. NW Natural Holdings does not provide a reconciliation of the adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP-reported results for the relevant period.

SECOND QUARTER RESULTS
NW Natural Holdings' second quarter results are summarized by business segment in the table below. Previously, the NWN Gas Utility segment excluded certain gas storage and business activities for NW Natural, which were included in the Other segment. As of the first quarter of 2026, these activities are included along with the NWN Gas Utility activities and presented as the NW Natural segment. NW Natural Holdings and NW Natural historical segment reporting has been recast to reflect their current organizational structure.

	Three Months Ended June 30,
	2026		2025		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share
Net income (loss):
NW Natural	$3,933	$0.09	$4,924	$0.12	($991)	($0.03)
SiEnergy	2,056	0.05	1,014	0.03	1,042	0.02
NWN Water	2,272	0.05	2,833	0.07	(561)	(0.02)
Other	(7,661)	(0.18)	(11,271)	(0.28)	3,610	0.10
Consolidated	$600	$0.01	($2,500)	($0.06)	$3,100	$0.07

Adjusted net income (loss):
NW Natural	$3,933	$0.09	$4,924	$0.12	($991)	($0.03)
SiEnergy	2,056	0.05	1,014	0.03	1,042	0.02
NWN Water	2,272	0.05	2,833	0.07	(561)	(0.02)
Other[2]	(7,661)	(0.18)	(8,456)	(0.21)	795	0.03
Consolidated[2]	$600	$0.01	$315	$0.01	$285	$—

Diluted Shares		42,178		40,482		1,696

1 Segment EPS is a non-GAAP financial measure, which takes segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings. See "Non-GAAP Financial Measures" for additional information. The reconciliation of segment EPS to consolidated NW Natural Holdings EPS is shown in the table above.
2 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for additional information on Other and consolidated adjusted net income and adjusted EPS.

NW Natural net income decreased $1.0 million (or $0.03 per share) as higher margin from new rates in Oregon, which were effective Oct. 31, 2025, were more than offset by increased operations and maintenance (O&M) expense and continued investment in the system resulting in higher depreciation expense and financing costs.

SiEnergy net income increased $1.0 million (or $0.02 per share), primarily due to customer growth and the benefit of deferring depreciation and interest costs on investments allowed by Texas House Bill 4384. Results also benefited from a full quarter of earnings contribution from Pines, which was acquired on June 2, 2025.

NWN Water net income decreased $0.6 million (or $0.02 per share) as higher operating revenues driven by rate increases and customer growth were more than offset by increased O&M expenses to support the growth of the business including higher payroll and benefits and technology costs.

Other net loss decreased $3.6 million (or $0.10 per share), primarily due to lower acquisition and business development expenses compared to the prior year. On an adjusted basis, which excludes transaction and business development costs incurred in the second quarter of 2025, net loss decreased $0.8 million (or $0.03 per share) primarily due to higher net income from NW Natural Renewables.

YEAR-TO-DATE RESULTS
NW Natural Holdings' year-to-date results are summarized by business segment in the table below:

	Six Months Ended June 30,
	2026		2025		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share
Net income (loss):
NW Natural	$97,682	$2.32	$95,963	$2.37	$1,719	($0.05)
SiEnergy	11,146	0.27	6,519	0.16	4,627	0.11
NWN Water	3,703	0.09	4,521	0.11	(818)	(0.02)
Other	(14,442)	(0.35)	(21,587)	(0.53)	7,145	0.18
Consolidated	$98,089	$2.33	$85,416	$2.11	$12,673	$0.22

Adjusted net income (loss):
NW Natural	$97,682	$2.32	$95,963	$2.37	$1,719	($0.05)
SiEnergy	11,146	0.27	6,519	0.16	4,627	0.11
NWN Water	3,703	0.09	4,521	0.11	(818)	(0.02)
Other[2]	(14,442)	(0.35)	(14,885)	(0.36)	443	0.01
Consolidated[2]	$98,089	$2.33	$92,118	$2.28	$5,971	$0.05

Diluted Shares		42,014		40,429		1,585
1 Segment EPS is a non-GAAP financial measure, which takes segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings. See "Non-GAAP Financial Measures" for additional information. The reconciliation of segment EPS to consolidated NW Natural Holdings EPS is shown in the table above.
2 See "Non-GAAP Financial Measures" and "Reconciliation to GAAP" for additional information on Other and consolidated adjusted net income and adjusted EPS.

NW Natural net income increased $1.7 million (or decreased $0.05 per share) as higher margin from new rates in Oregon, which were effective Oct. 31, 2025, was partially offset by increased O&M expense and continued investment in the system resulting in higher depreciation expense and financing costs.
SiEnergy net income increased $4.6 million (or $0.11 per share) due to customer growth and the benefit of deferring depreciation and interest costs on investments allowed by Texas House Bill 4384. Additionally, the first half of 2026 reflected a full period of both SiEnergy (acquired on Jan. 7, 2025) and Pines (acquired on June 2, 2025) net income, which had a positive effect on year-over-year results.

NWN Water net income decreased $0.8 million (or $0.02 per share) mainly reflecting higher O&M expense to support growth and depreciation expense, partially offset by rate increases and customer growth.

Other net loss from the Company's other business activities decreased $7.1 million (or $0.18 per share). On an adjusted basis, which excludes transaction and business development costs, including the SiEnergy and Pines transaction costs in the first half 2025, net loss decreased $0.4 million (or $0.01 per share).

DIVIDEND DECLARED
The board of directors of NW Natural Holdings declared a quarterly dividend of $0.4925 per share on the Company’s common stock. The dividend is payable on Aug. 14, 2026 to shareholders of record on July 31, 2026. The Company's current indicated annual dividend rate is $1.97 per share. Future dividends are subject to the discretion and approval of the board of directors.

CONFERENCE CALL AND WEBCAST
As previously announced, NW Natural Holdings will host a conference call and webcast today to discuss its second quarter 2026 financial and operating results.

Date and Time:	Wednesday, August 5, 2026 8 a.m. PT (11 a.m. ET)
Phone Numbers:	1-833-461-5787 Meeting ID: 270 825 224
The call will also be webcast in a listen-only format for the media and general public and can be accessed at ir.nwnaturalholdings.com. A replay of the conference call will be available on our website as well.

ABOUT NW NATURAL HOLDINGS
NW Natural Holding Company (NYSE: NWN) is headquartered in Portland, Oregon and has operated for more than 167 years. It owns Northwest Natural Gas Company (NW Natural), the Company's long-standing natural gas utility serving the Pacific Northwest; SiEnergy Operating, LLC (SiEnergy), a fast-growing natural gas utility serving key Texas markets; NW Natural Water Company (NW Natural Water), an expanding water and wastewater utility; and additional business interests. Together, NW Natural Holdings provides essential energy and water services to nearly one million customers across seven states. The Company has a longstanding commitment to safety, environmental stewardship and supporting its employees and communities, and consistently leads the industry in J.D. Power customer satisfaction. Additional information is available at nwnaturalholdings.com.

Investor Contact:
Nikki Sparley
Phone: 503-721-2530
Email: nikki.sparley@nwnatural.com

Media Contact:
David Roy
Phone: 503-610-7157
Email: david.roy@nwnatural.com

FORWARD-LOOKING STATEMENTS
This press release, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," “continues,” “could,” "should," "intends," "plans," "seeks," "believes," "estimates," "expects," "forecasts," "will" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, expectations, forecasts, outlooks, timing, goals, strategies, commitments, future events, financial positions, financial performance, investments, valuations, timing and amount of capital expenditures, targeted capital structure, risks, risk profile, stability, acquisitions and timing, approval, completion and integration thereof, the likelihood and success associated with any transaction, strategic fit, utility system, technology and infrastructure investments, expected timing of notice to proceed, the initiation of construction, expected in-service date and capital expenditure requirements for MX3, system modernization, reliability and resiliency, global, national and local economies, economic and GDP growth, customer and business growth, continued expansion of service territories, rate base growth, customer backlog, growth opportunities, customer satisfaction ratings, weather, performance and service during weather events, customer rates or rate recovery and the timing and magnitude of potential rate changes and the potential outcome of rate cases, environmental remediation cost recoveries, environmental initiatives, decarbonization and the role of natural gas and the gas delivery system, including decarbonization goals and timelines, energy efficiency measures, use of renewable sources, renewable natural gas purchases, projects, investments and other renewable initiatives, and timing, magnitude and completion thereof, unregulated renewable natural gas strategy and initiatives, hydrogen projects or investments and timing, magnitude, approvals and completion thereof, procurement of renewable natural gas or hydrogen for customers, technology and policy innovations, strategic goals and visions, water, wastewater and water services acquisitions, personnel additions, partnerships, investment strategy, regulatory strategy, and financial effects of water, wastewater and water services acquisitions, expected growth and safety benefits of facility upgrade investments, operating plans of third parties, financial targets, financial results, including estimated income, availability and sources of liquidity, capital markets, financing transactions, expenses, positions, revenues, returns, cost of capital, timing, and earnings, earnings guidance and estimated future growth rates, credit ratings, debt and equity issuances and timing, future dividends, commodity costs and sourcing, asset management activities, regulatory environment, performance, timing, outcome, or effects of regulatory proceedings or mechanisms or approvals, rate case execution, regulatory prudence reviews, anticipated regulatory actions or filings, accounting treatment of future events, economic and political conditions, effects of legislation or changes in laws or regulations, impact of the current U.S. presidential administration and Congress, inflation, geopolitical uncertainty and other statements that are other than statements of historical facts.

Forward-looking statements are based on current expectations and assumptions regarding the Company's business, the economy, geopolitical factors, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the quarterly reports filed thereafter, which, among others, outline legal, regulatory and legislative risks, financial, macroeconomic and geopolitical risks, growth and strategic risks, operational risks, business continuity and technology risks, environmental risks and risks related to our water and renewables businesses.

All forward-looking statements made in this release and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings or NW Natural, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Natural Holdings and NW Natural undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
Management uses "adjusted net income", "adjusted earnings per share," "adjusted segment net income (loss)," "segment earnings per share” and "adjusted segment earnings per share," each of which are non-GAAP financial measures, when evaluating NW Natural Holdings' overall performance. Management uses non-GAAP measures in making operating decisions because we believe those measures provide meaningful supplemental information regarding our earning potential and performance for management by excluding certain expenses and charges that may not be indicative of our core business operating results and can affect the comparison of period-over-period results. These adjustments may include transaction and business development costs primarily consisting of professional fees including legal, accounting, financial and other professional fees incurred in connection with business combinations and business development activities. In addition to presenting the results of operations and earnings amounts in total, certain financial measures are expressed in cents per share, which are non-GAAP financial measures. All references to EPS are on the basis of diluted shares.

Such non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations. Our non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than how such measures are calculated in this release, limiting the usefulness of those measures for comparative purposes. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the tables below.

NORTHWEST NATURAL HOLDINGS
Consolidated Income Statement and Financial Highlights (Unaudited)
Second Quarter 2026
	Three Months Ended		Six Months Ended
In thousands, except per share amounts, customer, and degree day data	June 30,		June 30,
	2026	2025	2026	2025
Operating revenues	$243,552	$236,194	$733,955	$730,478

Operating expenses:
Cost of gas	61,753	64,503	219,902	237,494
Operations and maintenance	80,354	79,065	163,463	162,748
Environmental remediation	2,431	2,296	8,756	8,549
General taxes	12,216	12,076	28,559	27,847
Revenue taxes	8,400	8,283	26,500	27,688
Depreciation	44,212	41,535	88,346	82,035
Other operating expenses	1,029	1,225	2,404	2,552
Total operating expenses	210,395	208,983	537,930	548,913
Income from operations	33,157	27,211	196,025	181,565
Other income (expense), net	1,405	(160)	1,917	(2,676)
Interest expense, net	33,352	30,491	66,704	59,886
Income before income taxes	1,210	(3,440)	131,238	119,003
Income tax expense	610	(940)	33,149	33,587
Net income (loss)	$600	($2,500)	$98,089	$85,416

Common shares outstanding:
Average diluted for period	42,178	40,482	42,014	40,429
End of period	42,093	40,910	42,093	40,910

Per share of common stock information:
Diluted earnings	$0.01	($0.06)	$2.33	$2.11
Dividends paid per share	0.4925	0.4900	0.9850	0.9800

Capital structure, end of period:
Common stock equity	37.3%	38.0%	37.3%	38.0%
Long-term debt (including junior subordinated notes)	56.8	54.2	56.8	54.2
Short-term debt (including current maturities of long-term debt)	5.9	7.8	5.9	7.8
Total	100.0%	100.0%	100.0%	100.0%

Operating Statistics
Meters
NW Natural			809,917	807,243
SiEnergy			95,904	83,278
NWN Water			81,294	78,635
Total meters - end of period			987,115	969,156

NW Natural Margin
Operating revenues	$204,802	$200,807	$638,698	$649,620
Less: Cost of gas	53,326	56,939	193,470	216,375
Less: Environmental remediation expense	2,431	2,296	8,756	8,549
Less: Revenue taxes	7,906	7,832	24,943	26,397
NW Natural margin	$141,139	$133,740	$411,529	$398,299

SiEnergy Margin
Operating revenues	$13,546	$11,502	$45,241	$34,168
Less: Cost of gas	3,382	2,977	15,661	11,280
Less: Revenue taxes	377	364	1,338	1,143
SiEnergy margin	$9,787	$8,161	$28,242	$21,745

NORTHWEST NATURAL HOLDINGS
Consolidated Balance Sheets (Unaudited)	June 30,
In thousands	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$24,234	$102,579
Accounts receivable	83,150	78,865
Accrued unbilled revenue	26,484	27,943
Allowance for uncollectible accounts	(3,855)	(3,210)
Regulatory assets	168,092	103,914
Derivative instruments	4,338	7,210
Inventories	142,887	113,720
Other current assets	53,902	35,095
Total current assets	499,232	466,116
Non-current assets:
Property, plant, and equipment	5,844,802	5,415,697
Less: Accumulated depreciation	1,318,811	1,269,274
Total property, plant, and equipment, net	4,525,991	4,146,423
Regulatory assets	640,656	372,668
Derivative instruments	3,430	4,077
Other investments	68,998	82,223
Operating lease right of use asset, net	67,950	69,555
Assets under sales-type leases	119,425	123,588
Goodwill	371,614	370,889
Other non-current assets	144,486	151,024
Total non-current assets	5,942,550	5,320,447
Total assets	$6,441,782	$5,786,563
Liabilities and equity:
Current liabilities:
Short-term debt	$121,289	$157,396
Current maturities of long-term debt	125,685	141,541
Accounts payable	135,525	116,819
Taxes accrued	13,031	11,530
Interest accrued	27,326	25,279
Regulatory liabilities	116,034	130,944
Derivative instruments	36,508	25,977
Operating lease liabilities	3,424	2,486
Other current liabilities	68,265	71,895
Total current liabilities	647,087	683,867
Long-term debt	2,376,685	2,086,650
Deferred credits and other non-current liabilities:
Deferred tax liabilities	470,623	426,827
Regulatory liabilities	779,458	737,194
Pension and other postretirement benefit liabilities	105,106	125,019
Derivative instruments	17,541	7,908
Operating lease liabilities	74,782	76,749
Other non-current liabilities	411,205	183,111
Total deferred credits and other non-current liabilities	1,858,715	1,556,808
Equity:
Common stock	1,071,786	1,017,403
Retained earnings	492,032	448,517
Accumulated other comprehensive loss	(4,523)	(6,682)
Total equity	1,559,295	1,459,238
Total liabilities and equity	$6,441,782	$5,786,563

NORTHWEST NATURAL HOLDINGS
Consolidated Statements of Cash Flows (Unaudited)	Six Months Ended June 30,
In thousands	2026	2025
Operating activities:
Net income	$98,089	$85,416
Adjustments to reconcile net income to cash provided by operations:
Depreciation	88,346	82,035
Amortization	12,199	12,136
Deferred income taxes	28,776	28,054
Qualified defined benefit pension plan expense	4,615	5,437
Contributions to qualified defined benefit pension plans	(6,450)	(5,510)
Deferred environmental expenditures, net	(14,329)	(11,720)
Environmental remediation expense	8,756	8,549
Asset optimization revenue sharing bill credits	(23,156)	(15,549)
Other	6,483	7,794
Changes in assets and liabilities:
Receivables, net	118,552	121,551
Inventories	(15,364)	(4,382)
Income and other taxes	12,853	8,505
Accounts payable	(19,663)	11,582
Deferred gas costs	(58,483)	(45,247)
Asset optimization revenue sharing	8,760	10,097
Decoupling mechanism	(36,201)	(14,793)
Cloud-based software	(4,957)	(3,819)
Regulatory accounts	18,606	1,612
Other, net	(1,584)	22
Cash provided by operating activities	225,848	281,770
Investing activities:
Capital expenditures	(234,950)	(222,664)
Acquisitions, net of cash acquired	—	(331,329)
Purchase of equity method investment	(1,000)	(1,000)
Other	974	(894)
Cash used by investing activities	(234,976)	(555,887)
Financing activities:
Proceeds from common stock issued, net	22,182	24,384
Long-term debt issued	125,000	375,000
Long-term debt retired	(55,292)	(3,022)
Changes in other short-term debt, net	(50,700)	(17,692)
Cash dividend payments on common stock	(39,866)	(38,180)
Payment of financing fees	(1,069)	(4,385)
Shares withheld for tax purposes	(1,988)	(1,537)
Other	(372)	(1,769)
Cash (used by) provided by financing activities	(2,105)	332,799
(Decrease) increase in cash, cash equivalents and restricted cash	(11,233)	58,682
Cash, cash equivalents and restricted cash, beginning of period	41,077	47,982
Cash, cash equivalents and restricted cash, end of period	$29,844	$106,664

Supplemental disclosure of cash flow information:
Interest paid, net of capitalization	$63,504	$52,557
Income taxes paid, net of refunds	3,300	8,079

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$24,234	$102,579
Restricted cash included in other current and non-current assets	5,610	4,085
Cash, cash equivalents and restricted cash	$29,844	$106,664

NORTHWEST NATURAL HOLDINGS
Reconciliation to GAAP (Unaudited)
	Three Months Ended June 30,
	2026		2025
In thousands, except per share data	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net income (loss)	$600	$0.01	($2,500)	($0.06)
Transaction and business development costs	—	—	3,831	0.09
Income tax effect[1]	—	—	(1,016)	(0.02)
Adjusted net income	$600	$0.01	$315	$0.01

Diluted shares		42,178		40,482

OTHER
GAAP net loss	($7,661)	($0.18)	($11,271)	($0.28)
Transaction and business development costs	—	—	3,831	0.09
Income tax effect[1]	—	—	(1,016)	(0.02)
Adjusted net loss	($7,661)	($0.18)	($8,456)	($0.21)

	Six Months Ended June 30,
In thousands, except per share data	2026		2025
	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net income	$98,089	$2.33	$85,416	$2.11
Transaction and business development costs	—	—	9,118	0.23
Income tax effect[2]	—	—	(2,416)	(0.06)
Adjusted net income	$98,089	$2.33	$92,118	$2.28

Diluted shares		42,014		40,429

OTHER
GAAP net loss	($14,442)	($0.35)	($21,587)	($0.53)
Transaction and business development costs	—	—	9,118	0.23
Income tax effect[2]	—	—	(2,416)	(0.06)
Adjusted net loss	($14,442)	($0.35)	($14,885)	($0.36)

			Twelve Months Ended Dec. 31,
			2025
In thousands, except per share data			Amount	Per Share
CONSOLIDATED
GAAP net income			$113,319	$2.77
Transaction and business development costs			9,084	0.22
Income tax effect[3]			(2,407)	(0.06)
Adjusted net income			$119,996	$2.93

Diluted shares				40,953

OTHER
GAAP net loss			($38,795)	($0.95)
Transaction and business development costs			9,084	0.22
Income tax effect[3]			(2,407)	(0.06)
Adjusted net loss			($32,118)	($0.79)
1 Pines transaction expenses and other business development expenses were recognized in the second quarter of 2025. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5%.
2 SiEnergy transaction expenses were recognized in the first quarter and Pines transaction expenses were recognized in the second quarter of 2025. Other business development costs were recognized in the second quarter of 2025. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5%.
3 SiEnergy transaction expenses were recognized in the first quarter of 2025 and Pines transaction expenses were recognized in the second quarter of 2025. Other business development costs were recognized in the second and third quarters of 2025. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5%.